Exhibit 99.2

Castellum Announces the Award of a $103.3 million Contract to its GTMR Subsidiary

VIENNA, VA., February 28, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) (“Castellum” or “CTM”), a cybersecurity, electronic warfare, and software engineering services company focused on the federal government, announces that its Global Technology and Management Resources, Inc. (“GTMR”) subsidiary has been awarded a $103.3 million, five and one-half year contract for Special Missions Management of On-Site Services (“MOSS”) in support of the Naval Air Systems Command (“NAVAIR”) Program Office 290 (“PMA-290”) Special Missions. The contract consists of multiple Intelligence, Surveillance, Reconnaissance, and Targeting (“ISR&T”) programs but not limited to, the Maritime Patrol and Reconnaissance Force Family of Systems, P-8A Research and Development, SM Platforms, Minotaur Family of Services, P-8A Increment 3, P-8A Foreign Military Sales, MQ-4C Triton Multiple Intelligence, Mobile Quick Look, ground & mission support stations, and future capabilities.
This award represents the largest contract win in Castellum’s history and is expected to start next month. We will provide all aspects of the acquisition life cycle, including material solution analysis, technology development, engineering and manufacturing development, production and deployment, and operations support. This support encompasses engineering analysis and recommendations for technical, logistics, training, and acquisition life-cycle support for the ISR&T platforms and infrastructure, as well as their accompanying Ground Support Stations and classified network(s) entry facilities. With our leading-edge technology services and solutions, we will support the program maturation and integration of electronic warfare and special missions capabilities.

“We are building a strong and enduring foundation and winning culture here at Castellum and this major win and new opportunity reinforce the positive and powerful momentum our CTM Team continues to determinedly drive. As an industry leading technology services and solutions company, our CTM team could not be more proud and excited for this special opportunity to support our NAVAIR PMA-290 Special Missions customer as their trusted “go to” prime contractor We are privileged and honored to be an essential part of their team and to help achieve their crucial mission to ensure our nation’s warfighters are armed with the most technologically advanced capabilities in the world and assure their success. And once again, it’s our remarkable team of outstanding CTM professionals who bring world class skills, talent, experience, and dedication in these key technology domains, that make a very real and positive difference with their vital contributions to our all-important national security needs. This win reflects our uncompromising commitment to our people, our mission customers and our shareholders in our unrelenting pursuit to grow Castellum better and stronger in every way, for the long term. It also reflects the applied effectiveness of our renewed and re-energized organic growth strategy that we agilely and timely adjust based upon market conditions and the constantly evolving needs and capabilities requirements of our mission customers. I could not be more confident and encouraged for our CTM team as we look ahead,” said Glen Ives, President and Chief Executive Officer of Castellum.

About Castellum, Inc.

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities including opportunities arising from its contracts with NAVAIR and other customers, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget, operating under a prolonged continuing resolution, government shutdown, or breach of the debt ceiling, as well as the imposition by the U.S. government of sequestration in the absence of an approved budget; the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Glen Ives, President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/0bfdbdc0-17de-4f32-a7b1-1494f3d330e5